UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

275 Madison Avenue Avenue, STE #702 New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 677-3853

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Relmada Alleges Additional Claims Against Laidlaw & Co. (UK) Ltd. (“Laidlaw”), Matthew D. Eitner and James P. Ahern

On September 6, 2016, Relmada Therapeutics, Inc. (“Relmada”) moved the United States District Court, District of Nevada for leave to amend its complaint against Laidlaw, Mathew D. Eitner and James P. Ahern (the “Defendants”) for a second time. The proposed pleading (the “Proposed Second Amended Complaint”) alleges additional claims against the Defendants, including defamation/business disparagement, defamation per se, tortious interference with prospective economic advantage, violations of sections 1962(c) and 1962(d) of the Racketeer Influenced and Corrupt Organizations Act, and violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. Relmada believes that it has incurred substantial damages from Defendants’ actions, which are addressed in the Proposed Second Amended Complaint.

A copy of the Proposed Second Amended Complaintis attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Proposed Second Amended Complaint, filed September 6, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2016	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
		Name:	Sergio Traversa
		Title:	Chief Executive Officer

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